Exhibit 10.12A

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made as of February 25, 2015 by and between CENTURY CENTRE INVESTORS LLC, a Delaware limited liability company ("Landlord"), and RING CENTRAL, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.Pursuant to that certain Office Lease dated as of April 1, 2011 (the “Original Lease”), by and between 1400 FASHION ISLAND LLC, a Delaware limited liability company (“Original Landlord”), Landlord’s predecessor-in-interest as landlord under the Original Lease, and Tenant, as amended pursuant to that certain First Amendment to Lease dated August 28, 2011 by and between Original Landlord and Tenant (“First Amendment”), as further amended by that certain Second Amendment to Lease dated November 1, 2012 by and between Original Landlord and Tenant (“Second Amendment”) and as further amended by that certain Third Amendment to Lease dated March 19, 2014 by and between Original Landlord and Tenant (“Third Amendment”), Tenant is leasing from Landlord Suites 700, 602 and 603 (the “Premises”) in that certain office building commonly known as Century Centre II located at 1400 Fashion Island Boulevard, San Mateo, California (the “Project”).  The Original Lease, First Amendment, Second Amendment and Third Amendment are referred to herein collectively as the “Lease”.  Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Lease.

B.The Term of the Lease is scheduled to expire on May 31, 2017 (the “Scheduled Expiration Date”), and the parties have agreed to terminate the Lease prior to the Scheduled Expiration Date upon and subject to the terms and conditions contained in this Agreement.

C.The Additional Premises Term with respect to Suite 310 previously expired and Tenant has returned Suite 310 to Landlord in accordance with the Third Amendment, so all references in this Agreement to “Premises” shall exclude Suite 310.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Effective Termination Date.  Effective as of 11:59 P.M. San Mateo time on April 30, 2015 (the "Effective Termination Date") and subject to the conditions, contingencies, covenants, representations, warranties, indemnities, releases and other agreements contained in this Agreement, including, without limitation, performance of the covenants set forth in Paragraph 5 below, and the provisions of Paragraph 9 hereof, the Lease is hereby terminated as of the Effective Termination Date and the Term of the Lease shall expire with the same force and effect as if the Term was, by the provisions of the Lease, fixed to expire on the Effective Termination Date rather than the Scheduled Expiration Date.  Notwithstanding anything herein to the contrary, if the Conditions to Effectiveness (defined in Paragraph 9 below) are not all satisfied on or prior to the dates specified in Paragraphs 9(a) through 9(c), then this Agreement shall automatically terminate and the Lease shall be deemed to have remained in full force and effect as if this Agreement had not been entered into.

2.Release of Landlord.  Effective as of the Effective Termination Date, Tenant hereby forever (a) remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises, and (b) waives, and releases and discharges Landlord and its past and present partners and affiliates, and their respective past and present trustees, members, principals, beneficiaries, shareholders, beneficial owners, partners, officers, directors, employees, mortgagee(s), managers, representatives and agents, and their respective successors and assigns (collectively, the “Landlord Parties”) from, any and all claims, demands or causes of action whatsoever, including, without limitation, any and all rights, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, debts, defenses, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length, arising or accruing out of or in connection with the Premises or the Lease.  Notwithstanding the foregoing, nothing contained herein shall release Landlord from its obligations and agreements under this Agreement.

The foregoing release under this Paragraph 2 shall be subject to the Conditions to Effectiveness all being satisfied on or prior to the dates specified in Paragraphs 9(a) through 9(c) below; and the foregoing release shall neither be effective nor survive the termination of this Agreement if the Conditions to Effectiveness are not so satisfied.

3.Release of Tenant. Subject to the conditions subsequent set forth below in this Paragraph 3 and the provisions of this Agreement, including but not limited to Paragraph 9, (a) Landlord agrees to accept the surrender of the Lease and the Premises from and after the Effective Termination Date, and (b) effective as of the Effective Termination Date, Landlord waives, and releases and discharges Tenant and its past and present partners and affiliates, and their respective past and present trustees, members, principals, beneficiaries, shareholders, beneficial owners, partners, officers, directors, employees, mortgagee(s), managers, representatives and agents, and their respective successors and assigns (collectively, the “Tenant Parties”) from, any and all claims, demands or causes of action whatsoever, including, without limitation, any and all rights, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, debts, defenses, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length, arising or accruing out of or in connection with the Premises or the Lease.  Notwithstanding the foregoing, nothing contained herein shall release the Tenant Parties from their respective obligations and agreements under this Agreement.

Notwithstanding the foregoing, nothing contained herein shall release Tenant from its obligations under this Agreement.

4.Waiver.  With respect to the releases set forth in Paragraphs 2 and 3 above, the parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542 which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.

Tenant and Landlord each specifically acknowledges that it has carefully reviewed the provisions of this Agreement, including without limitation, Paragraphs 2 and 4 hereof, and discussed their import with skilled legal counsel, and further acknowledge that the provisions of Paragraphs 2 and 4 are a material part of this Agreement.

__/s/ Clyde Hosein___________________ Tenant	/s/ Caleb Brenneman______ Landlord

5.Certain Covenants.

a.Tenant covenants that, subject to the timely satisfaction of all Conditions to Effectiveness, on or prior to the Effective Termination Date, it and all subtenants and other persons claiming by, through or under Tenant shall (i) completely vacate and surrender the Premises to Landlord free of all tenant trade fixtures, furnishings and equipment, including Tenant Wiring, in broom clean and good working order and condition, normal wear and tear excepted, (ii) repair any damage caused by any such removal, (iii) remove the Freeway Sign (and any other Tenant signs in the Premises or the Project), and (iv) make commercially reasonable efforts to deliver all keys and access cards to the Premises to Landlord or Landlord's designee.  Compliance with the requirements of this Paragraph 5(a) is in lieu of, and not in addition to, any removal, restoration or other surrender obligations under the Lease.

b.Tenant further covenants that Tenant shall continue to pay to Landlord all unpaid amounts due and payable under the Lease allocable to Tenant’s tenancy for the period up to the Effective Termination Date, as such amounts become due, including, but not limited to, Monthly Rent, Additional Rent (including escalations of Taxes and Operating Expenses) which accrue under the Lease through the Effective Termination Date, including but not limited to any such charges made in accordance with the Lease but not received by Tenant until after the Effective Termination Date.  For the avoidance of doubt, the cost of any vehicle valet service provided for the Premises shall be considered an amount due and payable under the Lease.  As valet costs are passed-through to Tenant based on use and due and payable in arrears, the amount owed by Tenant for valet service for the month of April 2015 will not be known until after the Effective Termination Date.  In light of the foregoing, Tenant agrees to pay to Landlord, within ten (10) days after receipt of an invoice therefore, an estimate of April 2015 valet costs allocable to Tenant, which shall be calculated based upon the cost of Tenant’s average daily valet usage during the months of January, February and March 2015, multiplied by the number of days in the month of April for which valet service is made available.  In the event that the actual amount owed by Tenant for valet services for the month of April 2015 varies from the amount paid by Tenant pursuant to the immediately preceding sentence, Landlord and Tenant agree to reconcile the difference by payment within thirty (30) days of the Effective Termination Date.

c. Tenant hereby further covenants to indemnify, defend and hold harmless the Landlord Parties from any and all claims, demands or causes of action whatsoever that may be incurred or suffered by, or brought against any of the Landlord Parties, by reason of or as a result of Tenant’s gross negligence, fraud or willful misconduct prior to the Effective Termination Date.

d.Landlord hereby covenants to indemnify, defend and hold harmless the Tenant Parties from any and all claims, demands or causes of action whatsoever that may be incurred or suffered by, or brought against any of the Tenant Parties, by reason of or as a result of Landlord’s gross negligence, fraud or willful misconduct prior to the Effective Termination Date.

e.Landlord confirms that the amount of Tenant’s Security Deposit is Two Hundred Ninety-Eight Thousand Ninety-Eight and 65/100ths Dollars ($298,098.65), and that Landlord presently knows of no reason why the Security Deposit should not be returned in full to Tenant after Tenant surrenders the Premises in accordance with this Agreement.  Landlord covenants to return the Security Deposit to Tenant within twenty (20) days after the Effective Termination Date, subject only to Landlord’s right to deduct from the Security Deposit for loss, damage and costs that Landlord suffers or that Landlord reasonably estimates it will suffer as a result of Tenant’s breach within twenty (20) days after the Effective Termination Date of any covenant set forth in Section 5(a)(i), (ii) and (iii) below and/or Tenant’s failure on or prior to such date to timely pay any amounts due pursuant to Section 5(b) above.  If Tenant maintains possession of the Premises beyond the Effective Termination Date, Landlord’s obligation to return the Security Deposit to Tenant shall be extended by the number of days which Tenant maintains possession of the Premises past the Effective Termination Date.

Notwithstanding anything to the contrary contained in this Agreement, including but not limited to Paragraphs 3 and 4 hereof, Tenant’s obligation to comply with and perform Tenant’s covenants under this Agreement shall survive the termination of the Lease and remain as post-Effective Termination Date covenants.

6.Representations and Warranties.  Tenant represents and warrants, as of the date hereof and as of the Effective Termination Date, that: (a) Tenant is the owner of all of the Tenant's interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant's interest therein; (c) no other person or entity has an interest in Tenant’s interest in the Lease; (d) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Premises which has not been fully paid for and for which appropriate waivers of mechanic's liens have not been obtained; (e) Tenant is duly formed, validly existing and in good standing under the laws of the State of California; (f) Tenant has the capacity, power and authority to enter into this Agreement, and Tenant’s representatives are duly authorized to execute and deliver this Agreement on behalf of Tenant, and generally to perform Tenant’s obligations hereunder; (g) this Agreement does not and, at the Effective Termination Date, will not violate any provision of any agreement or judicial order to which Tenant is a party or to which Tenant is subject or otherwise bound; and (h) Tenant has (i) not made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Tenant’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Tenant’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Tenant’s assets, (vi) admitted in writing its inability to pay its debts as they come due, or (vii) made an offer of settlement, extension or composition to its creditors generally.

Landlord represents and warrants, as of the date hereof and as of the Effective Termination Date, that: (a) Landlord is the owner of all of the landlord’s interest in the Lease; (b) Landlord has not made any disposition, assignment, sublease or conveyance of the Lease or landlord’s interest therein (except with respect to Landlord’s lenders); (c)  no other person or entity has an interest in Landlord’s interest in the Lease; (d) Landlord is duly formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in and in good standing under the laws of the State of California; (e) Landlord has the capacity, power and authority to enter into this Agreement, and Landlord’s representatives are duly authorized to execute and deliver this Agreement on behalf of Landlord and generally to perform Landlord’s obligations hereunder.

The foregoing representations and warranties shall be deemed to be remade by Tenant and Landlord in full as of the Effective Termination Date.

7.Confidentiality.  Tenant hereby acknowledges and agrees that neither Tenant nor any of the other Tenant Parties shall disclose any matters set forth in this Agreement, or disseminate or distribute any information concerning the terms, details or conditions hereof, to any person, firm or entity without obtaining the express written consent of Landlord; provided, however, that the foregoing prohibition shall not apply to (a) disclosures to its attorneys provided that such parties are informed of the confidential nature of the terms and conditions of this Agreement, and, provided further, that such parties are directed to treat such terms and conditions as confidential, or (b) disclosures required by any applicable law or regulation and, in such event, the disclosing party shall disclose only the specific matters set forth in this Agreement as are required by law.  Landlord acknowledges that Tenant’s shares are publicly traded, that Tenant previously filed a notice with the Securities and Exchange Commission (“SEC”) identifying the Lease as a material transaction, and that Tenant intends to make a further filing with the SEC upon execution of the Agreement (which filing may include a copy of this Agreement).  Notwithstanding any contrary provision of the Lease or this Agreement, Landlord approves such further filing by Tenant.

8.Miscellaneous.

a.Voluntary Agreement.  The parties have read this Agreement and the releases contained in it, and on advice of counsel they have freely and voluntarily entered into this Agreement.

b.Attorneys’ Fees.  Each party shall bear their own attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Agreement.  If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees and costs of suit.

c.Successors.  This Agreement shall be binding upon and inure to the benefit of parties and their respective successors, heirs, representatives, assigns and related entities.

d.Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be a duplicate original, but all of which together shall constitute one and the same instrument.  The parties hereby agree that the facsimile signatures shall be binding upon the parties to this Agreement.

e.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

f.Additional Documents.  Each of the parties hereto specifically agrees to execute such other and further instruments and documents, as may be reasonably required to effectuate the terms, conditions and objectives of this Agreement.

g.Entire Agreement.  This Agreement constitute the entire understanding of the parties hereto with respect to the specific subject matter hereof, and supersedes all prior agreements, understandings, discussions, statements and negotiations of the parties relating to the specific subject matter herein contained.

h.Authority.  Each person signing this Agreement on behalf of the respective parties represents and warrants that he or she has the capacity and is authorized to execute and deliver this Agreement, and that this Agreement will thereby become binding upon such party, respectively.

i.Headings and Titles.  The headings and titles to the Paragraphs of this Agreement are for convenience only and shall have no effect on the interpretation of any part of this Agreement.

j.WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO,

IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT WITHIN THE STATE OF CALIFORNIA, HAVING VENUE IN SAN MATEO COUNTY.

k.ADVICE OF COUNSEL.THE PARTIES REPRESENT AND DECLARE TO EACH OTHER THAT THEY HAVE CAREFULLY READ THIS AGREEMENT AND KNOW THE CONTENTS THEREOF, AND THAT THEY SIGN THE SAME FREELY AND VOLUNTARILY.  EACH OF THE SIGNATORIES HERETO WARRANTS AND REPRESENTS THAT THEY ARE EXECUTING THIS AGREEMENT AFTER HAVING RECEIVED FULL LEGAL ADVICE AS TO THEIR RESPECTIVE RIGHTS FROM THEIR ATTORNEYS.  THIS AGREEMENT IS THE PRODUCT OF NEGOTIATIONS AND PREPARATION BY AND AMONG EACH PARTY HERETO AND HIS, HER OR ITS RESPECTIVE COUNSEL.  THEREFORE, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT SHALL NOT BE DEEMED PREPARED OR DRAFTED BY ONE PARTY OR ANOTHER AND SHALL BE CONSTRUED ACCORDINGLY.

l.Notwithstanding anything to the contrary contained herein, any provisions of the Lease which expressly state that they survive a termination of the Lease, shall survive the termination of the Lease hereunder.

m.Notwithstanding anything to the contrary in this Agreement, Tenant hereby agrees that recovery against Landlord or any Landlord Party for any breach or other action arising out of this Agreement shall be limited to Landlord’s interest in the Project or the proceeds from any disposition of such interest.

9.Conditions to Effectiveness.  Notwithstanding anything in this Agreement that may be construed to the contrary, this Agreement shall not be effective and shall not be binding upon Landlord and Tenant unless:

a.the current mortgagee for the Building (the “Lender”) approves in writing this Agreement and the transactions contemplated hereby on or before March 30, 2015;

b.a valid and effective lease, absent conditions either precedent or subsequent to its effectiveness (except only the entering into of this Agreement) has been entered into, on or before February 28, 2015, for Suite 700 pursuant to which Asurion Corporation or other party agrees to lease Suite 700 from Landlord; and

c.on the Effective Termination Date Tenant is not in default under the Lease beyond any applicable notice and cure period.

In the event that any of the conditions set forth in this Paragraphs 9(a), 9(b) and 9(c) (collectively, “Conditions to Effectiveness”) are not satisfied to the reasonable satisfaction of Landlord by the dates specified above, then Landlord shall so notify Tenant in writing (the “Cancellation Notice”), and upon Tenant’s receipt of such Cancellation Notice,  (i) this Agreement shall thereupon terminate, and (ii) the Lease shall remain in full force and effect as if this Agreement had not been entered into by the parties hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Tenant:

RINGCENTRAL, INC.,

a Delaware corporation

By:_/s/ Clyde Hosein ____________________

Name:   Clyde Hosein      _________________

Title:   EVP and CFO       _________________

By:__/s/ Mitesh Dhruv ___________________

Name:  Mitesh Dhruv ____________________

Title:  VP Finance and Controller  __________

Landlord:

CENTURY CENTRE INVESTORS, LLC,

a Delaware limited liability company

By:CENTURY COMMONWEALTH, LLC,

a Delaware limited liability company

Its:Managing Member

By:__/s/ Caleb Brenneman_______________

Name:  Caleb Brenneman________________

Title:_VP & Secretary___________________

Certificate of Tenant

I, Bruce Johnson, Assistant Secretary of Tenant, hereby certify that the officers executing the foregoing LEASE TERMINATION AGREEMENT on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.

Date: 2/25/15_________/s/ Bruce Johnson___________